Exhibit 99.1
Ellington Residential Announces Estimated Book Value Per Share as of December 31, 2022
OLD GREENWICH, CONNECTICUT, January 17, 2023—Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today announced its estimated book value per share of $8.40 as of December 31, 2022.
Cautionary Statements
Estimated book value per share is subject to change upon completion of the Company's month-end and quarter-end valuation procedures relating to its investment positions, and any such change could be material. There can be no assurance that the Company's estimated book value per share as of December 31, 2022 is indicative of what the Company's results are likely to be for the three-month period or year ending December 31, 2022 or in future periods, and the Company undertakes no obligation to update or revise its estimated book value per share prior to issuance of financial statements for such periods. Estimated book value per share, which is the responsibility of the Company's management, was prepared by the Company's management and is based upon a number of assumptions, including, without limitation, the fair market value of the Company's assets, which may not be reflective of such assets' liquidation value. Additional adjustments may be identified and could result in material changes to the Company's estimated book value per share. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the Company's estimated book value per share.
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include, without limitation, the Company's book value per share, among others. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Item 1A of the Company's Annual Report on Form 10-K which can be accessed through the link to the Company's SEC filings under "For Our Shareholders" on the Company's website (www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a mortgage real estate investment trust that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets, with a primary focus on residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.